SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, March 11, 2013, Kathleen Porter Stolle notified the Board of Directors of LCNB Corp. (“LCNB”) that she would not be standing for reelection as a Class II Director when her term expires on April 23, 2013.  Ms. Stolle intends to serve out the remainder of her term as a director.   Ms. Stolle’s refusal to stand for reelection does not arise from any disagreement on any matter relating to LCNB's operations, policies or practices, or regarding the general direction of LCNB.  The Board of Directors has decided not to fill this vacant director's seat at this time.  A copy of Ms. Stolle’s notice letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On Monday, March 11, 2013, LCNB issued a press release announcing that she would not be standing for reelection as a Class II Director when her term expires on April 23, 2013.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.

Description

99.1

Stolle Notice Letter

99.2

Press release dated March 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: March 11, 2013	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer